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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2001

A.D.A.M., Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-26962 (Commission File Number)	58-1878070 (IRS Employer Identification No.)
1600 RiverEdge Parkway, Suite 800, Atlanta, GA (Address of principal executive offices)		30328 (Zip Code)

Registrant's telephone number, including area code (770) 980-0888

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

        On December 3, 2001, under the terms of an Agreement and Plan of Merger (the "Agreement") by and among A.D.A.M., Inc. ("ADAM"), IM Acquisition Sub, Inc. and Integrative Medicine Communications, Inc. ("IMC"), ADAM completed the purchase of all of the outstanding common stock of IMC from the shareholders of IMC. The total purchase price for the shares was 470,000 shares of ADAM common stock subject to adjustment based on the terms of the merger agreement.

        The description of the terms of the Agreement are qualified in their entirety by reference to the Agreement which is incorporated by reference from ADAM's Current Report on Form 8-K dated December 3, 2001 (the "8-K") as Exhibit 2.1.

        IMC is a privately held provider of science-based information on wellness and alternative medicine to healthcare professionals and consumers. With 2001 revenues of approximately $2 million, IMC, based in Newton, Massachusetts, is one of the leading providers of health information in the rapidly emerging field of integrative medicine. IMC's customer base is broad, and includes large hospital systems, prominent website destinations, and major pharmaceutical and managed care organizations. IMC's core product, Access 2.0, is a non-biased, peer-reviewed information database that bridges the gap between conventional and alternative medicine and provides a foundation for patients and consumers to dialog with their healthcare providers. Access 2.0 includes information on conditions and treatment modalities as well as herbal, supplemental and conventional medicine remedies.

Item 7.    Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

        The following financial statements are filed with this report as Exhibit 99.1:

    Integrative Medicine Communications, Inc.
    Report of Independent Accountants
    Balance Sheets at November 30, 2001 and December 31, 2000
    Statements of Operations for the period ended November 30, 2001, and for the year ended December 31, 2000
    Statements of Stockholders' Deficit for the period ended November 30, 2001, and for the year ended December 31, 2000
    Statements of Cash Flows for the period ended November 30, 2001, and for the year ended December 31, 2000
    Notes to Financial Statements

  (b)
  Pro Forma Financial Information.

        The following unaudited pro forma combined condensed financial statements are filed with this report as Exhibit 99.2:

    Pro Forma Combined Condensed Balance Sheet as of September 30, 2001 (Unaudited)
    Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 2001 and the twelve months ended December 31, 2000 (Unaudited)
    Notes to Pro Forma Combined Condensed Balance Sheet and Statements of Operations

        The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the merger as if it had occurred on September 30, 2001, and combines the historical balance sheet of ADAM, as of that date and the historical balance sheet of IMC as of November 30, 2001. Since the acquisition was effected on December 3, 2001, our statement of operations for the nine months ended September 30, 2001 is combined with IMC's statement of operations for the nine months ended September 30, 2001. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 combines the historical statement of operations of ADAM for the year ended December 31, 2000 with the historical statement of operations of IMC for the year ended December 31, 2000. Because the following pro forma information is based on historical financial information as of those dates, the pro forma financial information does not reflect the transactions that occurred subsequent to those dates.

        The unaudited pro forma combined condensed financial statements have been prepared by ADAM based upon assumptions deemed proper by it. The unaudited pro forma combined condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of ADAM, or of the financial position or results of operations of ADAM that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that ADAM's financial statements will reflect the acquisition only from the Closing Date, December 3, 2001.

        The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of ADAM.

  (c)
  Exhibits:

  2.1
  Agreement and Plan of Merger, dated as of December 3, 2001 by and among A.D.A.M., Inc., IM Acquisition Sub, Inc. and Integrative Medicine Communications, Inc. (incorporated by reference from ADAM's Current Report on Form 8-K dated December 3, 2001 (the "8-K")).

  23.1
  Consent of PricewaterhouseCoopers LLP

  99.1
  Historical Financial Statements for Integrative Medicine Communications, Inc.

  99.2
  Pro Forma Combined Condensed Financial Statements for ADAM and Integrative Medicine Communications, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC.
	By:	/s/ Robert S. Cramer, Jr. Robert S. Cramer, Jr. Chief Executive Officer
Dated: February 18, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of December 3, 2001 by and among A.D.A.M., Inc., IM Acquisition Sub, Inc. and Integrative Medicine Communications, Inc. (incorporated by reference from ADAM's Current Report on Form 8-K dated December 3, 2001 (the "8-K")).
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Historical Financial Statements for Integrative Medicine Communications, Inc.
99.2	Pro Forma Combined Condensed Financial Statements for ADAM and Integrative Medicine Communications, Inc.

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX